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                                                                     EXHIBIT 4.1



                          SECURITIES PURCHASE AGREEMENT

                      SERIES A CONVERTIBLE PREFERRED STOCK

                     SERIES B CONVERTIBLE PREFERRED STOCK

                              COMMON STOCK WARRANTS

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of September 16, 2002, is made by and between Zix Corporation, a Texas corporation (the "Company"), the investors listed on Schedule A to this Agreement (each, a "Series A Investor" and, collectively, the "Series A Investors"), and the investors listed on Schedule B to this Agreement (each, a "Series B Investor" and, collectively, the "Series B Investors"). The Series A Investors and the Series B Investors are sometimes collectively referred to in this Agreement as the "Investors."

         In consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, the Company and the Investors hereby agree as follows:

                                   ARTICLE I.
                     PURCHASE AND SALE OF CERTAIN SECURITIES

         Section 1.1. Authorization of Preferred Stock. The Restated Articles of Incorporation of the Company, filed with the Secretary of State of the State of Texas on December 4, 2001 (as amended, the "Charter"), authorizes the Company to issue 185,000,000 shares of its capital stock, divided into two classes: (a) 175,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and (b) 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). The Charter authorizes the Board of Directors of the Company (the "Board") to provide for the issuance of the Preferred Stock from time to time in one or more series, to establish the number of shares to be included in each series, and to fix the designations, powers, relative rights, qualifications, preferences, limitations and restrictions of the shares of each such series. Pursuant to a resolution duly adopted by the Board, the Company will file, prior to the Closing (as defined in Section 7.1), with the Secretary of State of the State of Texas, (i) a Statement of Designations of the Series A Convertible Preferred Stock of Zix Corporation, in the form attached hereto as Exhibit A (the "Series A Statement of Designations"), providing for the issuance of a series of 819,886 shares of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred"), having the powers, relative rights, qualifications, preferences, limitations and restrictions as set forth in the Series A Statement of Designations, and (ii) a Statement of Designations of the Series B Convertible Preferred Stock of Zix Corporation in the form attached hereto as Exhibit B (the "Series B Statement of Designations"), providing for the issuance of a series of 1,304,815 shares of Preferred Stock designated as "Series B Convertible Preferred Stock" (the "Series B Preferred"), having the





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powers, relative rights, qualifications, preferences, limitations and restrictions as set forth in the Series B Statement of Designations.

         Section 1.2. Purchase and Sale of Series A Preferred. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company will issue and sell to the Series A Investors, and the Series A Investors will purchase from the Company, up to an aggregate of 819,886 shares of the Series A Preferred for a purchase price of $3.92 per share. The number of shares of Series A Preferred to be purchased by each Series A Investor and the aggregate purchase price to be paid by each Series A Investor is set forth on Schedule A.

         Section 1.3. Purchase and Sale of Series B Preferred. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company will issue and sell to the Series B Investors, and the Series B Investors will purchase from the Company, up to an aggregate of 1,304,815 shares of the Series B Preferred for a purchase price of $3.60 per share. The number of shares of Series B Preferred to be purchased by each Series B Investor and the aggregate purchase price to be paid by each Series B Investor is set forth on Schedule B.

         Section 1.4. Purchase and Sale of Warrants. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company will issue and sell to the Series A Investors, and the Series A Investors will purchase from the Company, warrants, in the form attached hereto as Exhibit C (the "Warrants"), to purchase up to an aggregate of 288,244 shares of Common Stock ("Warrant Shares") for a purchase price of $0.125 per Warrant Share. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company will issue and sell to the Series B Investors, and the Series B Investors will purchase from the Company, Warrants to purchase up to an aggregate of 421,284 Warrant Shares for a purchase price of $0.125 per Warrant Share. The number of Warrant Shares for which the Warrant issued and sold to each Investor will be exercisable and the aggregate purchase price to be paid by each Investor for the Warrant issued thereto is set forth on Schedule A or Schedule B, as applicable.

         Section 1.5. Separate Agreements. The Company's agreement with each Investor is a separate agreement, and the sale of Warrants and shares of Series A Preferred or Series B Preferred, as the case may be, to each Investor is a separate sale.

         Section 1.6. Use of Proceeds. The Company will use the proceeds from the sale of the Series A Preferred, the Series B Preferred and the Warrants (collectively, the "Securities") for working capital and other general corporate purposes.

         Section 1.7. Additional Financing Transaction. Simultaneously with the Closing, the Company will enter into a financing transaction (the "Additional Financing Transaction"), pursuant to which the Company will sell certain convertible notes (the "Notes") and warrants (together with the Notes, the "Additional Securities") for an aggregate purchase price of $8,000,000.




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                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to the Investors to enter into and perform their respective obligations under this Agreement, the Company hereby represents and warrants to the Investors that, except as set forth in the "Schedule of Exceptions" attached hereto as Schedule C:

         Section 2.1. Organization. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. The Company is duly qualified or authorized to do business as a foreign corporation, and is in good standing, under the laws of each other jurisdiction where the failure to be so qualified or authorized would have a material adverse effect on the properties, assets, financial condition, business or operations of the Company. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted.

         Section 2.2. Enforceability. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as such enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) to the extent that the choice of law provisions contained in this Agreement may be limited by applicable laws.

         Section 2.3. No Conflicts. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not, and will not,

                  (a) violate any provision of applicable law;

                  (b) violate any provision of the Charter or Bylaws of the Company;

                  (c) require any consent, waiver, order, approval or authorization of, registration, qualification, declaration or filing with or notification to any government or governmental or regulatory body thereof, whether federal, state, local or foreign, or any agency, department or instrumentality thereof, or any court (each, a "Governmental Authority"), or any self-regulatory organization to which the Company or its securities are subject, or any other person or legal entity, other than (i) filings under federal and state securities laws and the filing of a Listing of Additional Shares with The Nasdaq





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         Stock Market, and (ii) consents, waivers, approvals, authorizations, declarations, filings or notifications that have been obtained or will be obtained prior to the Closing;

                  (d) violate, conflict with, constitute a default under or breach (whether with the passage of time, the giving of notice or otherwise) any term, condition or provision of any (i) material contract to which the Company is a party or by which it or any of its assets or properties are bound or (ii) any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award by a Governmental Authority of competent jurisdiction to which the Company or any of its material assets or properties are subject; or

                  (e) result in the creation of any security interest, mortgage, deed of trust, lien, charge or other encumbrance with respect to any material asset or property of the Company.

         Section 2.4. Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 175,000,000 shares of Common Stock, of which as of the date hereof, (A) 18,119,284 shares are issued and outstanding,
         (B) 6,589,583 shares are issuable and reserved for issuance upon the exercise of options granted pursuant to the Company's stock option, restricted stock and stock purchase plans, (C) 1,267,797 shares are reserved for issuance upon the exercise of options that are available for grant pursuant to the Company's stock option, restricted stock and stock purchase plans and (D) 3,235,279 shares are issuable and reserved for issuance pursuant to securities (other than the Securities, the Additional Securities and the options described in clause (B) and clause (C) above) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock, $1.00 par value, of which as of the date hereof, without giving effect to the transactions contemplated by this Agreement, no shares are issued and outstanding. All of such outstanding or issuable shares have been, or upon issuance will be, (x) validly issued and are, or will be, fully paid and nonassessable and (y) issued in accordance with all applicable federal and state securities laws.

                  (b) No shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.

                  (c) Other than the Additional Securities, there are no outstanding debt instruments for borrowed money issued by the Company.

                  (d) Other than the Securities and the Additional Securities, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to,





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         calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company.

                  (e) There are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), other than the Registration Rights Agreement (as defined in Section 4.2) and the registration rights agreement executed in connection with the Additional Financing Transaction.

                  (f) Other than the Securities and the Additional Securities,
         (i) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and (ii) there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.

                  (g) There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement.

                  (h) The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

                  (i) The Charter and Bylaws of the Company, as amended and as in effect on the date hereof, are filed as exhibits to the SEC Documents (as defined in Section 2.7).

                  (j) The Company is not a party to or subject to any agreement or understanding (and, to the Company's knowledge, there is no agreement or understanding) between any persons or entities that affects or relates to the voting or giving of written consents (i) with respect to any security of the Company or (ii) by a director of the Company.

         Section 2.5. Valid Issuance of Securities. The Series A Preferred has the powers, relative rights, qualifications, preferences, limitations and restrictions described in the Series A Statement of Designations. The Series B Preferred has the powers, relative rights, qualifications, preferences, limitations and restrictions described in the Series B Statement of Designations. The issuance, sale and delivery of the Securities in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion or exercise, as the case may be, of the Securities (the "Conversion Common"), have been duly authorized by all necessary corporate action on the part of the Company, and all shares of Series A Preferred, Series B Preferred and Conversion Common have been duly reserved for issuance. The shares of Series A Preferred and Series B Preferred purchased by the Investors pursuant to this Agreement, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. The Conversion Common, when issued upon conversion of the Series A Preferred in accordance with the Series A Statement of Designations, or upon conversion of the Series B Preferred in accordance with the Series B Statement of Designations, or upon exercise





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of the Warrants in accordance with the terms thereof, as applicable, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

         Section 2.6. Securities Laws Compliance. Based in part on the representations made by each of the Investors in Article III, (a) other than filings under federal and state securities laws and the filing of a Listing of Additional Shares with The Nasdaq Stock Market, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the offer, issuance, sale and delivery of the Securities (and the Conversion Common issuable upon the conversion or exercise, as the case may be, of the Securities) and (b) the offer, issuance, sale and delivery of the Securities (and the Conversion Common issuable upon the conversion or exercise, as the case may be, of the Securities) will be in compliance with the registration requirements of applicable federal and state securities laws. The Company covenants that neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

         Section 2.7. SEC Filings. The Company has filed all forms, reports and documents required to be filed by the Company with the United States Securities and Exchange Commission (the "SEC") as of the date hereof. Each Investor has had access to true and complete copies of the following materials (collectively, the "SEC Documents"): (a) the Company's Annual Report on Form 10-K/A, for the year ended December 31, 2001, (b) the Company's Quarterly Report on Form 10-Q/A, for the quarterly period ended March 31, 2002 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, and (c) the Company's definitive proxy statement for its annual meeting of stockholders held in 2002. As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since June 30, 2002, there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations, financial conditions or prospects of the Company.

         Section 2.8. Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's officers or directors in their capacities as such. To the knowledge of the Company there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body threatened against or affecting the Company, the Common Stock or any of the Company's officers or directors in their capacities as such. To the knowledge of the Company, none of the directors or officers of the Company have been involved in securities-related litigation during the past five (5) years.

         Section 2.9. Financial Statements. The financial statements of the Company, including the notes thereto, included in the SEC Documents (the "Financial Statements") present fairly, in all material respects, the consolidated financial position of the Company as of their respective






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dates and the results of the Company's operations and cash flows for the respective periods (subject, in the case of unaudited statements, to normal, year-end adjustments), complied as to form in all material respects with United States generally accepted accounting procedures ("GAAP") and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto). There has been no material change in the Company's accounting policies except as described in the notes to the Financial Statements.

         Section 2.10. Employee Relations. The Company is not involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. None of the Company's employees is a member of a union that relates to such employee's relationship with the Company, the Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

         Section 2.11. Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct its business as now conducted and as presently proposed to be conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others. There is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorization, trade secrets or other intellectual property rights, or infringement of the intellectual property rights of others. The Company is unaware of any facts or circumstances that might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties. The Company does not believe that it is or will be necessary to use any inventions or works of authorship of its employees (or persons it currently intends to hire) made outside of their employment by the Company.




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         Section 2.12. Environmental Laws. The Company (a) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing cases, the failure to so comply would not have, either individually or in the aggregate, a material adverse effect on the properties, assets, financial condition, business or operations of the Company.

         Section 2.13. Permits. The Company has all written approvals, consents, franchises, licenses, permits, certificates or other authorizations required by applicable law ("Permits") necessary for the conduct of the Company's business, as currently conducted, all such Permits are in full force and effect and the Company is in compliance in all material respects with the requirements of all such Permits. No loss or expiration of any Permit is pending, threatened or reasonably foreseeable, other than expiration of Permits that may be renewed in the ordinary course of business without lapsing.

         Section 2.14. Title. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company. The properties and assets of the Company owned or leased by the Company constitute all of the real property, personal property and interests in real and personal property that are related to or reasonably necessary for the operation of the business of the Company, as currently conducted.

         Section 2.15. Placement Agent. The Company acknowledges that it has engaged SoundView Technology Group as placement agent in connection with the sale of the Securities, which placement agent may have formally or informally engaged other agents on its behalf. The Company will be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company will pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.





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                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor hereby represents and warrants, severally and not jointly, to the Company that:

         Section 3.1. Enforceability. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement, to perform his respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Investor and constitutes the legal, valid and binding obligations of such Investor enforceable against him in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as such enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) to the extent that the choice of law provisions contained in this Agreement may be limited by applicable laws.

         Section 3.2. Investment Intent. Such Investor is acquiring the Securities (and the Conversion Common issuable upon the conversion or exercise, as the case may be, of the Securities) for investment for such Investor's own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof, as defined in the Securities Act.

         Section 3.3. Shares Not Registered. Such Investor understands and acknowledges that the Securities sold pursuant to this Agreement will not be registered under the Securities Act or qualified under any applicable blue sky laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification pursuant to the applicable provisions of such blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Investor's representations set forth in this Agreement. Such Investor acknowledges and understands that the Securities (and the Conversion Common issuable upon the conversion or exercise, as the case may be, of the Securities) must be held indefinitely unless it is subsequently registered under the Securities Act and qualified under applicable blue sky laws or an exemption from such registration and such qualification is available.

         Section 3.4. Knowledge and Experience. Such Investor (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor's prospective investment in the Securities, (b) has the ability to bear the economic risks (including the risk of total loss) of such Investor's prospective investment, (c) has been furnished with and has had access to such information as such Investor has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied and (d) has not been offered the Securities by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. The foregoing





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does not, however, limit or modify the representations or warranties of the
Company set forth in Article II or the right of each Investor to rely thereon.

         Section 3.5. Accredited Investor. Such Investor is an "accredited investor" within the meaning of Rule 501 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act.

         Section 3.6. Rule 144. Such Investor acknowledges that he is aware of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. Such Investor understands that under Rule 144, except as otherwise provided by section (k) of that Rule, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the Investor has purchased and paid for the securities to be sold and limitations on the amount of securities to be sold and the manner of sale. Such Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time he wishes to sell the Securities (or the Conversion Common issuable upon the conversion or exercise, as the case may be, of the Securities), and that, in such event, he may be precluded from selling such stock under such rule, even if the one year minimum holding period of such Rule has been satisfied. Such Investor acknowledges that in the event all of the requirements of Rule 144 are not met, registration under the Securities Act, compliance with Regulation A promulgated by the SEC pursuant to the Securities Act or an exemption from registration will be required for any disposition of the Securities (and the Conversion Common issuable upon the conversion or exercise, as the case may be, of the Securities). Such Investor understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

         Section 3.7. Holding Requirements. Such Investor understands that if the Company does not have a registration statement covering the Securities (or, as applicable, the Conversion Common issuable upon the conversion or exercise, as the case may be, of the Securities) under the Securities Act, or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Securities (or, as applicable, the Conversion Common issuable upon the conversion or exercise, as the case may be, of the Securities), in effect when it desires to sell the Securities (or, as applicable, the Conversion Common issuable upon the conversion or exercise, as the case may be, of the Securities), such Investor may be required to hold the Securities and such Conversion Common for an indeterminate period.

         Section 3.8. No Solicitation. Such Investor knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities.

         Section 3.9. Residency. The residency of such Investor is correctly set forth on Schedule A or Schedule B, as the case may be.

         Section 3.10. Investor Counsel. Such Investor acknowledges that he has had the opportunity to review this Agreement, the schedules attached hereto and the transactions contemplated by this Agreement with his own legal counsel. Such Investor is relying solely on such counsel and not on the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

         Section 3.11. Material Nonpublic Information. Such Investor acknowledges that such Investor is aware of the provisions of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated by the SEC thereunder.

         Section 3.12. Short Swing Profits. Such Investor acknowledges that such Investor is aware of the provisions of Section 16(b) of the Exchange Act and that any profit realized by an officer, director or beneficial holder of ten percent or more of the outstanding capital stock of the Company from any purchase and sale, or any sale and purchase, of the Company's equity securities within a six (6) month period must be disgorged by such officer, director or holder to the Company.

         Section 3.13. Short Sales. During the period beginning ninety (90) days prior to the date hereof and ending on the Closing date (or the date this Agreement is terminated pursuant to Section 8.1), neither such Investor nor any of its affiliates has engaged or will engage, directly or indirectly, in any sales of Common Stock, including any "short sales" (as defined in Rule 3b-3 promulgated under the Exchange Act) of Common Stock or has established or will establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) promulgated under the Exchange Act) with respect to the Common Stock. As of the Closing, neither such Investor nor any of its affiliates has any short position or put equivalent position.

                                   ARTICLE IV.
                        CERTAIN AGREEMENTS AND COVENANTS

         Section 4.1. Legends. Each Warrant and each certificate representing shares of Series A Preferred, Series B Preferred or Conversion Common will bear a legend substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

The foregoing legend will be removed from the certificates representing any shares of Series A Preferred, Series B Preferred or Conversion Common, at the request of the holder thereof, at such time as such shares become eligible for resale without compliance with the registration or qualification provisions of applicable federal and state securities laws.

         Section 4.2. Registration of Conversion Common. The Company will provide certain registration rights under the Securities Act to the Investors with respect to the shares of Conversion Common pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement").

         Section 4.3. Shareholder Approval. As contemplated by Section 6(d)(vii)(E), Section 7(d)(ii) and Section 8(b) of the Series A Statement of Designations and Section 8(b) of the Series B Statement of Designations, the approval of the shareholders of the Company is required under Marketplace Rule 4350(i) of The Nasdaq Stock Market before the Company may issue Common Stock upon certain conversions and redemptions of the Series A Preferred and the Series B Preferred (the "Shareholder Approval"). The Company covenants that it will (a) prepare and file with the SEC a proxy statement relating to the Shareholder Approval on or before October 25, 2002, (b) use all reasonable efforts to obtain the Shareholder Approval on or before February 28, 2003 and
(c) in any event, seek Shareholder Approval no later than the 2003 Annual Meeting of Shareholders of the Company.

         Section 4.4. Certain Trading Restrictions.

                  (a) Restrictions. So long as any of the Additional Securities are outstanding, neither such Investor nor any of its affiliates will, directly or indirectly, engage in any transaction constituting a "short sale" (as defined in Rule 3b-3 promulgated under the Exchange Act) of shares of Common Stock or establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) promulgated under the Exchange
         Act) with respect to the Common Stock (each a "Short Sale"), except on those days (each a "Permitted Day") on which the aggregate short position (including aggregate open "put equivalent positions") with respect to the Common Stock of such Investor and its affiliates prior to giving effect to any Short Sales by such Investor or its affiliates on such Permitted Day does not exceed such Investor's Permitted Share Position (as defined below) on such Permitted Day; provided, however, that such Investor and its affiliates will only be entitled to engage in transactions that constitute Short Sales on a Permitted Day to the extent that following such transaction, the aggregate short position (including aggregate open "put equivalent positions") with respect to the Common Stock of such Investor and its affiliates does not exceed such Investor's Permitted Share Position.

                  (b) Exceptions. The restriction on Short Sales set forth in
         Section 4.4(a) will not apply with respect to a Short Sale (and such Short Sale will be excluded for purposes of determining compliance with
         Section 4.4(a)) so long as such Investor or its affiliates delivers a conversion notice pursuant to Section 5(a) of the Series A Statement of Designations or Section 5(a) of the Series B Statement of Designations, as the case may be, or is deemed to have exercised or converted a Warrant pursuant to Section 2(b) or Section 3(b), as the case may be, of the Warrant, in any such case on or before 11:59 p.m. (New York time) on the business day following the day of such Short Sale and entitling the Holder to receive a number of shares of Common Stock at least equal to the number of shares of Common Stock sold or subject to such Short Sale.

                  (c) Other Transactions Permitted. Subject to Section 4.4(a) and applicable provisions of federal and state securities laws, the Company acknowledges and agrees that nothing in this Section 4.4 or elsewhere in this Agreement, the Securities or the Registration Rights Agreement prohibits any Investor (or any of its affiliates) from, and each Investor (and its affiliates) is permitted to, engage, directly or indirectly, in hedging transactions involving the Securities and the Common Stock (including, without limitation, by way of short sales, purchases and sales of options, swap transactions and synthetic transactions) at any time.

                  (d) Definition. For purposes of this Section 4.4, "Permitted Share Position" means, with respect to any date of determination, the number of shares of Common Stock issuable upon exercise of the Warrants held by the applicable Investor and its affiliates (without regard to any limitations on exercise) on such date.

         Section 4.5. Subordination Agreement. In the event that the Company elects to issue to any Series A Investor a Subordinated Note (as defined in the Series A Statement of Designations) or elects to issue to any Series B Investor a Subordinated Note (as defined in the Series B Statement of Designations), in the circumstances and as provided in the Series A Statement of Designations and the Series B Statement of Designations, as applicable, each such Investor agrees to, and hereby covenants that it will, execute (as the "subordinated lender") and deliver to the Company and each holder of Notes a Subordination Agreement, in the form attached hereto as Exhibit E, at the time of the issuance of such Subordinated Note.

                                   ARTICLE V.
               CONDITIONS PRECEDENT TO EACH INVESTOR'S OBLIGATIONS

         The obligation of each Investor to consummate the purchase of the Warrants and the shares of Series A Preferred or Series B Preferred, as the case may be, to be purchased by such Investor hereunder at the Closing is, at the option of such Investor, subject to the satisfaction of the following conditions (any or all of which may be waived by such Investor at or prior to the Closing):

         Section 5.1. Representations, Warranties and Covenants.

                  (a) All representations and warranties of the Company contained in this Agreement and qualified by materiality must be true and correct, and all representations and warranties of the Company contained in this Agreement and not qualified by materiality must be true and correct in all material respects, in each case at and as of the Closing with the same effect as though those representations and warranties had been made again at and as of the Closing, except to the extent that certain of such representations and warranties are made as of or through a specified date (which representations and warranties must continue on the Closing to have been true and correct or true and correct in all material respects, as applicable, as of or through the specified date).

                  (b) The Company must have performed and complied, in all material respects, with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

                  (c) Such Investor must have received a certificate, executed by either the Chief Executive Officer or the General Counsel of the Company, dated as of the Closing, certifying that the conditions set forth in Section 5.1(a) and Section 5.1(b) have been satisfied.

         Section 5.2. Secretary's Certificate. The Company must have delivered to such Investor a secretary's certificate, dated as of the Closing, certifying as to (a) the Charter, as in effect at the Closing, certified as of a date within ten (10) days of the Closing, by the Secretary of State of the State of Texas, (b) the Bylaws of the Company, as in effect at the Closing, and (c) resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement.

         Section 5.3. Certificates of Good Standing and Existence. The Company must have delivered to such Investor certificates evidencing the existence and good standing of the Company in the State of Texas, issued by the Secretary of State of the State of Texas and the Texas Comptroller of Public Accounts, as applicable, each as of a date within ten (10) days of the Closing.

         Section 5.4. Litigation. No legal proceeding may have been instituted by or before any federal or state court or other Governmental Authority that has or may have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement.

         Section 5.5. Material Adverse Change. There must not have been a material adverse change in the properties, assets, condition (financial or otherwise), business, operations or prospects of the Company since June 30, 2002, other than the matters referred to in Section 2.7 of the Schedule of Exceptions.

         Section 5.6. Consents. All consents, approvals, orders or authorizations of Governmental Authorities and other persons and legal entities necessary for the consummation of the transactions contemplated by this Agreement must have been obtained and all notices to Governmental Authorities and other persons and legal entities necessary for the consummation of the transactions contemplated by this Agreement must have been given.

         Section 5.7. Nasdaq Assurance. The Company must have received confirmation from The Nasdaq Stock Market that the issuance of shares of Series B Preferred to one or more of the Series B Investors will not result in a "change of control" for purposes of Marketplace Rule 4350(i)(1)(B) of The Nasdaq Stock Market.

         Section 5.8. Legal Opinion. Such Investor must have received the opinion of Hughes & Luce L.L.P., dated as of the Closing, in form, scope and substance reasonably satisfactory to such Investor and in substantially the form of Exhibit F attached hereto.

         Section 5.9. Subordination Agreement. The form of Exhibit E (Subordination Agreement) must be in form and substance reasonably satisfactory to the Investors, the Company and the purchasers of Additional Securities.

         Section 5.10. Closing Deliveries. The Company must have made each of the Closing deliveries set forth in Section 7.3.

         Section 5.11. Statements of Designations. The Company must have duly filed the Series A Statement of Designations and the Series B Statement of Designations with the Secretary of State of the State of Texas.

         Section 5.12. Minimum Investment. The aggregate purchase price tendered by all of the Investors and the purchasers in the Additional Financing Transaction for the Securities and the Additional Securities must be not less than $15,000,000.

         Section 5.13. Additional Securities. The documents to be entered into between the Company and the purchasers of the Additional Securities and relating to the Additional Financing Transaction must be in form and substance reasonably satisfactory to the Investors.

         Section 5.14. Securities Laws Filings. The Company must have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

         Section 5.15. Additional Matters. Such Investor must have received such additional documents, instruments or items of information reasonably requested by him in respect of any aspect or consequence of the transactions contemplated by this Agreement. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to in this Agreement must be reasonably satisfactory in form and substance to such Investor and his counsel.

                                   ARTICLE VI.
                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to consummate the sale and issuance of the Warrants and the shares of Series A Preferred or Series B Preferred, as the case may be, to be sold and issued to an Investor hereunder at the Closing is, at the option of the Company, subject to the satisfaction of the following conditions (any or all of which may be waived by the Company at or prior to the Closing):

         Section 6.1. Representations, Warranties and Covenants.

                  (a) All representations and warranties of such Investor contained in this Agreement must be true and correct in all material respects at and as of the Closing with the same effect as though those representations and warranties had been made again and as of the Closing.

                  (b) Such Investor must have performed and complied, in all material respects, with all obligations and covenants required by this Agreement to be performed or complied with by such Investor on or prior to the Closing.

         Section 6.2. Litigation. No legal proceeding may have been instituted by or before any federal or state court or other Governmental Authority that has or may have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement.

         Section 6.3. Nasdaq Assurance. The Company must have received confirmation from The Nasdaq Stock Market that the issuance of shares of Series B Preferred to one or more of the Series B Investors will not result in a "change of control" for purposes of Marketplace Rule 4350(i)(1)(B) of The Nasdaq Stock Market.

         Section 6.4. Closing Deliveries. The Investor must have made each of the Closing deliveries set forth in Section 7.4.

         Section 6.5. Minimum Investment. The aggregate purchase price tendered by all of the Investors and the purchasers in the Additional Financing Transaction for the Securities and the Additional Securities must be not less than $15,000,000.

         Section 6.6. Additional Matters. The Company must have received such additional documents, instruments or items of information reasonably requested by it in respect of any aspect or consequence of the transactions contemplated by this Agreement. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to in this Agreement must be reasonably satisfactory in form and substance to the Company and its counsel.

                                  ARTICLE VII.
                                     CLOSING

         Section 7.1. Closing. This Agreement will be executed by each of the parties hereto at or before 2:59 p.m., Central Daylight Time, on the date first written above. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the principal executive office of the Company at 3:00 p.m., Central Daylight Time on September 16, 2002, or at such other place and at such other time and date as may be mutually agreed upon by the Company and the Investors; provided, however, that if all of the conditions to the obligations of the parties set forth in Article V and Article VI have not been satisfied or waived on or before September 16, 2002, the Closing will take place promptly following the time at which all such conditions have been satisfied or waived.

         Section 7.2. Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken, executed and delivered simultaneously, and no proceedings will be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

         Section 7.3. Deliveries by the Company at the Closing. At the Closing, the Company will deliver (or cause to be delivered) to each Investor (a) a Warrant to purchase the number of shares of Common Stock set forth adjacent to such Investor's name on Schedule A or Schedule

B, as the case may be, executed by an authorized officer of the Company, (b) the Registration Rights Agreement, executed by an authorized officer of the Company, and (c) a stock certificate or certificates, registered in such Investor's name and executed by authorized officers of the Company, representing the aggregate number of shares of Series A Preferred or Series B Preferred, as the case may be, purchased by such Investor pursuant to this Agreement.

         Section 7.4. Deliveries by the Investors at the Closing. At the Closing, each Investor will deliver (or cause to be delivered) to the Company
(a) a counterpart signature page to the Registration Rights Agreement, executed by such Investor, and (b) the aggregate purchase price payable to the Company for the Warrants and the shares of Series A Preferred or Series B Preferred, as the case may be, purchased by such Investor pursuant to this Agreement, by wire transfer of immediately available funds in accordance with the Company's written wiring instructions.

                                  ARTICLE VIII.
                                   TERMINATION

         Section 8.1. Termination. This Agreement will terminate in the event that (a) the Company and each Investor agree in writing to terminate this Agreement or (b) the Closing does not occur on or before September 20, 2002.

         Section 8.2. Effect of Termination. If this Agreement is terminated in accordance with Section 8.1, and the transactions contemplated by this Agreement are not consummated, this Agreement will become null and void and of no further force and effect, except (a) for this Section 8.2 and (b) that the termination of this Agreement for any cause will not relieve any party to this Agreement from any liability that at the time of termination had already accrued to any other party to this Agreement or that thereafter may accrue in respect of any act or omission of such party prior to such termination.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         Section 9.1. Entire Agreement; Schedules. This Agreement (including the Schedules and Exhibits to this Agreement) represents, and is intended to be, a complete statement of all of the terms and the arrangements between the parties to this Agreement with respect to the matters provided for in this Agreement, supersedes any and all previous oral or written and all contemporaneous oral agreements, understandings, negotiations and discussions between the parties to this Agreement with respect to those matters. The Schedules and Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 9.2. Headings; References. The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Except as otherwise specifically provided, any reference to any article, section, exhibit or schedule will be deemed to refer to such article or section of or exhibit or schedule to this Agreement.

         Section 9.3. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS OR ANY OTHER PRINCIPLE THAT COULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         Section 9.4. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

         Section 9.5. Expenses. Other than the payment by the Company of up to $30,000 for the reasonable fees and out-of-pocket expenses incurred by the Series A Investors, collectively, in connection with the negotiation and documentation of the transactions contemplated by this Agreement, and the payment by the Company of up to $30,000 for the reasonable fees and out-of-pocket expenses incurred by the Series B Investors, collectively, in connection with the negotiation and documentation of the transactions contemplated by this Agreement, each of the parties to this Agreement will bear its or his own expenses (including, without limitation, fees and disbursements of its counsel, accountants, financial advisors and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement.

         Section 9.6. Notices. All notices and other communications under this Agreement must be in writing and will be deemed given (a) when delivered personally or by courier service, (b) on the fifth business day after being mailed by certified mail, return receipt requested or (c) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile, to the parties at the following addresses or facsimile numbers (or to such other address or facsimile number as such party may have specified by notice given to the other party pursuant to this provision):

         If to a Series A Investor, to the address set forth for such Series A Investor on Schedule A

         If to a Series B Investor, to the address set forth for such Series B Investor on Schedule B

         If to the Company:         Zix Corporation
                                    2711 North Haskell Avenue
                                    Suite 2300, LB 36
                                    Dallas, Texas 75204-2960
                                    Facsimile:  (214) 515-7385
                                    Attention:  General Counsel
                             with a copy to:

                             Hughes & Luce, LLP
                             111 Congress Avenue, Suite 900
                             Austin, Texas 78701
                             Facsimile:  (512) 482-6859
                             Attention:  Bryan C. Wittman, Esq.


         Section 9.7. Severability. If any provision of this Agreement, as applied to any party or to any circumstance, is held invalid, illegal or unenforceable by any court of competent jurisdiction, (a) such provision, as applied to such party or such circumstance, is hereby deemed modified to give effect to the original written intent of the parties to the greatest extent consistent with being valid and enforceable under applicable law, (b) the application of such provision to any other party or to any other circumstance will not be affected or impaired thereby and (c) the validity, legality and enforceability of the remaining provisions of this Agreement will remain in full force and effect.

         Section 9.8. Binding Effect: No Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement will create or be deemed to create any third party beneficiary rights in any person or other legal entity not party to this Agreement. No assignment of this Agreement or of any rights or obligations under this Agreement may be made by the Company (by operation of law or otherwise) without the prior written consent of each of the other parties to this Agreement and any attempted assignment without such required consents will be void. The Securities and shares of the Conversion Common may be transferred only in accordance with applicable law (including state and federal securities laws).

         Section 9.9. Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by each of the parties to this Agreement. Except as otherwise provided in this Agreement, no action (other than a waiver) taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party to this Agreement of a breach of any provision of this Agreement will not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided in this Agreement, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by applicable law.

         Section 9.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

             * * * REMAINDER OF PAGE INTENTIONALLY LEFT BLANK * * *

         IN WITNESS WHEREOF, the parties to this Agreement have executed this instrument as of the date and year first above written.

COMPANY
Zix Corporation, a Texas corporation


/s/ Ronald A. Woessner
----------------------------------------------
By:        Ronald A. Woessner
Title:     S.V.P.



SERIES A INVESTORS                                         SERIES B INVESTORS


/s/ John A. Ryan                                           /s/ Cornelius Egan
----------------------------------------------             -----------------------------------------------
John A. Ryan                                               Cornelius Egan



/s/ David P. Cook                                          /s/ George W. Haywood
----------------------------------------------             -----------------------------------------------
David P. Cook                                              George W. Haywood


SANTIG LTD., a Texas limited partnership                   WHITE ROCK CAPITAL
      By:     Sanchez Management Corp,
              its general partner


/s/ Frank A. Guerra                                        /s/ Tom Barton
----------------------------------------------             -----------------------------------------------
By:      Frank A. Guerra                                   By:      Tom Barton
Title:   Executive Vice President                          Title:   President



1988 Spendthrift Trust


/s/ Frank A. Guerra
----------------------------------------------
By:      Frank A. Guerra
Title:   Trustee



/s/ A.R. Sanchez, Jr.
----------------------------------------------
A.R. Sanchez, Jr.

                                   SCHEDULE A

                               SERIES A INVESTORS


NAME, ADDRESS             NO. OF SHARES OF                SERIES A                NO. OF                  WARRANT
& FAX NO.                SERIES A PREFERRED            PURCHASE PRICE         WARRANT SHARES          PURCHASE PRICE
-------------            ------------------            --------------         --------------          --------------

SANTIG, LTD.                   252,273                   $988,913.62              88,691                $11,086.38
1920 Sandman
Laredo, Texas 78041
Attn:  Frank Guerra
Fax No.:  (956) 722-1017


1988 Spendthrift Trust         126,136                   $494,456.87              44,345                 $5,543.13
1920 Sandman
Laredo, Texas 78041
Attn:  Frank Guerra
Fax No.:  (956) 722-1017


A.R. Sanchez, Jr.              126,136                   $494,456.87              44,345                 $5,543.13
1920 Sandman
Laredo, Texas 78041
Attn:  Frank Guerra
Fax No.:  (956) 722-1017


John Ryan                      189,205                   $741,685.25              66,518                 $8,314.75
2711 N. Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204
Fax No.:  (214) 515-7390


David P. Cook                  126,136                   $494,456.87              44,345                 $5,543.13
15 Downs Lake Circle
Dallas, Texas 75230
Fax No.:  (972) 960-2874

                                   SCHEDULE B

                               SERIES B INVESTORS


NAME, ADDRESS             NO. OF SHARES OF                SERIES B                NO. OF                  WARRANT
& FAX NO.                SERIES B PREFERRED            PURCHASE PRICE         WARRANT SHARES          PURCHASE PRICE
-------------            ------------------            --------------         --------------          --------------

Cornelius Egan                 219,758                   $791,130.87              70,953                 $8,869.13
225 E. 7th Street
Penthouse B
New York, New York 10072
Fax No.:  (646) 414-4087


White Rock Capital             137,349                   $494,456.87              44,345                 $5,543.13
3131 Turtle Creek Blvd.
Suite 800
Dallas, Texas 75219
Attn:  Joe / Tom Barton
Fax No.:  (214) 526-0856


George W. Haywood              947,708                  $3,411,751.75             305,986               $38,248.25
c/o Cronin & Vris, LLP
380 Madison Avenue
24th Floor
New York, New York 10017
Fax No.:  (212) 883-1314

With a copy to Gary Moomjian
c/o Kaufman & Moomjian, LLC
50 Charles Lindbergh Blvd.
Suite 206
Mitchel Field, New York 11553
Fax No.:  (516) 222-5110

                                   SCHEDULE C

                             SCHEDULE OF EXCEPTIONS

                                  [AS ATTACHED]

                                                               Execution Version


                   SCHEDULE C TO SECURITIES PURCHASE AGREEMENT



         All capitalized terms used but not otherwise defined in this Schedule C have the meanings given them in the Securities Purchase Agreement by and among Zix Corporation, a Texas corporation ("Company"), and each of the purchasers set forth on the signature pages thereto (the "Buyers"), dated as of September 16, 2002 (the "Agreement"). Each of the disclosures set forth in this Schedule C are made as an exception to or as required by the Agreement. Disclosure of any matters in this Schedule C should not be construed as indicating that such matter is necessarily required to be disclosed in order for any representation or warranty in the Agreement to be true and correct to the extent required in the Agreement. Disclosure of any matter in this Schedule C relating to (a) any known or contingent liabilities; (b) the compliance or failure to comply with any contracts or laws; and (c) any pending or threatened actions, or any potential basis therefore, will not be deemed to be an admission or denial of the matters relating thereto so disclosed or an assessment of the likelihood or magnitude of the outcome thereof.

                                                               Execution Version


                                   SECTION 2.4

                                 CAPITALIZATION


(d)

     1. There are options outstanding to employees, directors, and consultants and former employees, directors, and consultants to purchase an aggregate 6,589,583 shares of the Company's common stock at an average exercise price per share of $8.75 (exercise prices range from $2.50 to $73.75 per share), with expiration dates through 2012, of which approximately 3,422,848 option shares are currently exercisable.

     2. There are warrants outstanding held by approximately 68 persons/entities, who were investors in the Company's May 2000 equity financing, to purchase an aggregate 3,055,557 shares of the Company's common stock on the following terms:

          a. 1,222,223 warrant shares with an exercise price of $12.00 per share, expiration of 4/30/04, 100% exercisable.

          b. 916,667 warrant shares with an exercise price of $57.60 per share, expiration of 4/30/10, 100% exercisable.

          c. 916,667 warrant shares with an exercise price of $7.00 per share, expiration of 4/29/03, 100% exercisable.

     3. There are options outstanding to former third party vendors to purchase an aggregate 179,722 shares of the Company's common stock at prices ranging from $7.94 to $80.00, with expiration dates through 2007.

     4. The Convertible Notes (and related warrants) being issued on or about the date of the securities issuance to which this schedule relates are convertible into shares of the Company's common stock.

(e)  OBLIGATIONS TO REGISTER SECURITIES

     The following active Registration Statements were filed pursuant to contractual or statutory registration rights obligations:


1.   Huizenga Investor Group
     $12.00 Warrants to purchase 1,222,223 shares of common stock
     Registration Statement on Form S-3 (No. 333-36556)

2.   Huizenga Investor Group
     $57.60 Warrants to purchase 916,667 shares of common stock





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     Registration Statement on Form S-3 (No. 333-36556)

3.   Huizenga Investor Group
     $7.00 Warrants to purchase 916,667 shares of common stock
     Registration Statement on Form S-3 (No. 333-83934)

4.   Tumbleweed Communications Corp.
     116,833 shares of common stock  [All shares sold.]
     Registration Statement on Form S-3 (No. 333-89052)

5.   Yahoo! Inc.
     625,000 shares of common stock
     Registration Statement on Form S-3 (No. 333-89056)  [All shares sold.]

6.   Henry Kuehne
     25,000 shares of common stock
     Registration Statement on Form S-3 (No. 333-33708)

7. The Company has various registration statements on Form S-8 filed with the SEC covering the option grants to employees and consultants, referred to above.

8. The Company is in the process of preparing for filing registration statement(s) with respect to 68,622 shares of its common stock to be issued to two former employees in connection with their separation from employment.

9. The Company is in the process of preparing for filing registration statement(s) with respect to 104, 722 option shares, at exercise prices ranging from $7.94 - $80.00 per share, and 5,000 restricted shares held by various former consultants to the Company.

10. A former consultant holds options to acquire 50,000 shares, at an exercise price of $25.00 per share, which are accompanied by demand registration rights.

11. The Company is obligated to register the common stock shares into which the Convertible Notes (and related warrants) referenced above are convertible or exercisable.


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                                   SECTION 2.7

                                   SEC FILINGS


The Company did not prevail in its recently concluded (July 2002) lawsuit, as plaintiff, against Visa U.S.A., Inc. and Visa International Service Association, Inc.



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                                                               Execution Version


                                   SECTION 2.8

                                   LITIGATION

1. The Company recently received an informal telephone inquiry from the Fort Worth SEC Enforcement Office relating to its accounting treatment of an aggregate of $4.25 million of guaranteed payments (of which $500,000 and $469,000, respectively, was recognized in 2001 and 2002) due the Company from Entrust, Inc. pursuant to a Marketing and Distribution Agreement, dated November 6, 2000, between the Company and Entrust, Inc.

2. The Company's President and CEO, John A. Ryan, is a defendant (in his capacity as a director and officer) in a securities related lawsuit, which arose while he was an officer and director of Entrust, Inc.



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                                                               Execution Version



                                  SECTION 2.10

                               EMPLOYEE RELATIONS


The Company's former President and Chief Executive Officer and a director, David
P. Cook, recently resigned from his position as "Founder" and as a director of the Company.




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                                                               Execution Version


                                  SECTION 2.14

                                      TITLE


The Company has pledged a $250,000 (plus accrued interest) certificate of deposit to support a credit card processing agreement with Bank of America.